Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-188255 on Form S-4 of our report dated August 20, 2012 relating to the consolidated financial statements and financial statement schedule of valuation and qualifying accounts, of Biomet, Inc. and subsidiaries, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
May 14, 2013